Exhibit 99.1

eHealth, Inc. Announces Second Quarter 2009 Results

Second Quarter 2009 Overview

•	Revenue of $33.4 million, up 22% over the second quarter of 2008

•	Growth in IFP submitted applications of 17% over the second quarter of 2008

•	Operating income of $6.9 million, up 7% over the second quarter of 2008

•	GAAP operating margins of 21% and non-GAAP operating margins of 24% for the second quarter of 2009

•	GAAP net income of $4.0 million, or $0.16 per diluted share, and non-GAAP net income of $4.8 million, or $0.19 per diluted share, for the second quarter of 2009

•	Cash flow from operations of $8.3 million, down 4% from the second quarter of 2008

MOUNTAIN VIEW, Calif.—July 28, 2009—eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the second quarter ended June 30, 2009.

Gary Lauer, chief executive officer of eHealth stated, “Our second quarter financial results illustrate the continued leverage and strength of our business model. During the second quarter, significant progress was made in many important areas of our growing business. We added several new carriers and products to our offerings, including an important addition in the state of Massachusetts, broadened the utilization of eApproval, launched our public eCommerce onDemand (eOD) business in Utah and continued to expand the presence of our commercial eOD platform.”

Second Quarter Results

Revenue—Revenue totaled $33.4 million for the second quarter of 2009, a 22% increase compared to revenue of $27.5 million for the second quarter of 2008.

Submitted Applications—Submitted applications for individual and family products increased 17% in the second quarter of 2009 to 121,100 applications, compared to 103,800 applications in the second quarter of 2008.

Membership—Estimated membership at June 30, 2009 totaled 707,100 members, a 22% increase over estimated membership of 579,600 at June 30, 2008.

Operating Income—Operating income increased 7% to $6.9 million for the second quarter of 2009, compared to operating income of $6.4 million for the second quarter of 2008. Operating margins were 21% and 23% in the second quarters of 2009 and 2008, respectively. Non-GAAP operating income increased 9% to $8.1 million for the second quarter of 2009, compared to non-GAAP operating income of $7.4 million for the second quarter of 2008. Non-GAAP operating margins were 24% and 27% in the second quarters of 2009 and 2008, respectively. Non-GAAP operating income and margins in the second quarters of 2009 and 2008 exclude $1.2 million and $1.0 million of stock-based compensation expense, respectively.

Pre-tax Income—Pre-tax income for the second quarter of 2009 was $7.1 million, a 3% decrease compared to pre-tax income of $7.3 million for the second quarter of 2008. Pre-tax income was unfavorably impacted in the second quarter of 2009 by a decrease in interest income of $0.7 million compared to the second quarter of 2008.

Net Income—Net income for the second quarter of 2009 was $4.0 million, or $0.16 per diluted share. Net income for the second quarter of 2008 was $4.2 million, or $0.16 per diluted share. Non-GAAP net income for the second quarter of 2009 was $4.8 million, or $0.19 per diluted share, compared to non-GAAP net income for the second quarter of 2008 of $4.9 million, or $0.19 per diluted share. Non-GAAP net income and non-GAAP net income per diluted share in the second quarter of 2009 exclude $1.2 million of stock-based compensation expense, adjusted by $0.4 million for estimated net income tax benefit related to stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share in the second quarter of 2008 exclude $1.0 million of stock-based compensation expense, adjusted by $0.3 million for estimated income tax benefit related to stock-based compensation expense.

Cash Flow and Cash Balance—Cash flow from operations for the second quarter of 2009 was $8.3 million, compared to $8.6 million for the second quarter of 2008, representing a decrease of 4%.

The second quarter 2008 cash flow statement includes a $3.1 million change in deferred taxes, primarily from the utilization of net operating loss carryforwards, all of which benefited operating cash flow. The second quarter 2009 cash flow statement includes a $3.0 million cash flow benefit from taxes, of which approximately $1.5 million of tax benefit, primarily from the utilization of net operating loss carryforwards, is included in cash flow from operations and $1.5 million of net operating loss carryforwards, from the utilization of excess tax benefits related to share-based payments, is included in cash flow from financing activities.

Cash, cash equivalents and short-term marketable securities as of June 30, 2009 totaled $159.8 million, compared to $150.6 million as of December 31, 2008.

During the fourth quarter of 2008, eHealth’s board of directors authorized a stock repurchase program of up to $30 million, or ten percent of eHealth’s outstanding common stock, whichever is less. Repurchases pursuant to the program began in December 2008. As of June 30, 2009, approximately 412,500 shares of common stock have been repurchased in connection with the stock repurchase program at an average price of $12.69 per share including commissions, for a total cost of $5.2 million, of which approximately 361,800 shares were repurchased during the six months ended June 30, 2009 for a total cost of $4.6 million.

Year-to-Date Results

Revenue—Revenue totaled $65.4 million for the six months ended June 30, 2009, a 22% increase compared to revenue of $53.8 million for the six months ended June 30, 2008.

Operating Income—Operating income increased 12% to $12.5 million for the six months ended June 30, 2009, compared to operating income of $11.1 million for the six months ended June 30, 2008. Operating margins were 19% and 21% in the six months ended June 30, 2009 and 2008, respectively.

Pre-tax Income—Pre-tax income for the six months ended June 30, 2009 was $13.1 million, a 1% decrease compared to pre-tax income of $13.3 million for the six months ended June 30, 2008. Pre-tax income was unfavorably impacted in the six months ended June 30, 2009 by a decrease in interest income of $1.5 million compared to the six months ended June 30, 2008.

Net Income—Net income for the six months ended June 30, 2009 was $7.1 million, or $0.28 per diluted share, compared to net income for the six months ended June 30, 2008 of $7.5 million, or $0.29 per diluted share.

Cash Flow—Cash flow from operations for the six months ended June 30, 2009 was $13.0 million, compared to $14.5 million for the six months ended June 30, 2008, representing a decrease of 10%.

2009 Guidance

eHealth is reiterating the following guidance for the full year ending December 31, 2009 based on information currently available:

•	Total revenue is expected to be in the range of $131 million to $136 million

•	Stock-based compensation expense is expected to be in the range of $5 million to $6 million

•	GAAP income tax rate expected to be in the range of 43% to 45%

•	GAAP net income per diluted share is expected to be in the range of $0.51 to $0.61 per share

Webcast and Conference Call Information

A Webcast and conference call will be held today, Tuesday, July 28, 2009 at 5:00 p.m. EDT / 2:00 p.m. PDT. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-730-5762 for domestic callers and 857-350-1586 for international callers. The participant passcode is #42217302. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is #35408865. The live and archived webcast of the call will also be available on eHealth’s website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. is the parent company of eHealthInsurance, the leading online source of health insurance for individuals, families and small businesses. eHealthInsurance presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers’ needs. eHealth and eHealthInsurance are registered trademarks of eHealthInsurance Services, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation’s first Internet-based sale of a health insurance policy. eHealth is headquartered in Mountain View, California. Additional information can be found on eHealth’s website, http://www.ehealthinsurance.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding eHealth’s guidance for total revenue, stock-based compensation expense, GAAP income tax rate, and GAAP net income per diluted share for the year ending December 31, 2009. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with changes and developments in the structure of the health insurance system in the United States and healthcare system reform, eHealth’s rate of growth, changes in the economy, weak economic conditions, consumer awareness of the availability and accessibility of affordable health insurance, changes in member conversion rates and factors affecting conversion, eHealth’s ability to continue to increase its membership base and retain its members, eHealth’s ability to maintain or expand its relationships with health insurance carriers and marketing partners, negative publicity experienced by eHealth’s carrier partners, changes in products offered on eHealth’s ecommerce platform, changes in commission payments or carrier underwriting practices, maintaining and enhancing eHealth’s brand identity and the effectiveness of eHealth’s marketing and public relations efforts, system failures, capacity constraints or data loss, continued acceptance of the Internet as a medium for the purchase and sale of health insurance, dependence upon Internet search engines, reliance on marketing partners, the pursuit of new strategies and opportunities in the health insurance market, timing of receipt and accuracy of commission reports and related impact on estimating membership, payment practices of health insurance carriers, competition, eHealth’s operations in China, success in the sale of sponsorship advertising and the licensing of the use of eHealth’s ecommerce platform, success of the health savings account (HSA) platform, protection of intellectual property and intellectual property rights claims, legal liability, regulatory penalties and negative publicity, ability to attract and retain qualified personnel, management of future growth, seasonality, impact of future acquisitions, implementation of internal enterprise systems and maintenance of proper and effective internal controls, impact of employee stock-based compensation expense and provisions for income taxes, changes in laws and regulations, compliance with insurance and other laws and regulations, exposure to online commerce security risks, and the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share.

•

Non-GAAP operating income consists of GAAP operating income excluding the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123(R) beginning in 2006 and amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•

Non-GAAP net income consists of GAAP net income excluding the effects of expensing stock-based compensation adjusted for estimated income tax benefit related to stock-based compensation expense as well as additional tax expense recorded during the period in accordance with SFAS 123(R).

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the company’s operating results and facilitates comparisons of the company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the company’s ongoing operations. Externally, the company believes that these non-GAAP financial measures continue to be useful to investors in their assessment of the company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the costs associated with the operations of the company’s business and do not reflect all of the income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The company expects to continue to incur stock-based compensation costs described above, and exclusion of these costs, and their related income tax impact, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The company compensates for these limitations by prominently disclosing GAAP operating income, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Director, Public Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2008	June 30, 2009
	(1)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$94,136	$101,621
Marketable securities	56,499	58,176
Accounts receivable	2,005	2,111
Deferred income taxes	7,580	4,360
Prepaid expenses and other current assets	1,874	3,310

Total current assets	162,094	169,578
Property and equipment, net	4,567	3,972
Deferred income taxes	1,314	1,927
Other assets	780	930

Total assets	$168,755	$176,407

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,190	$1,758
Accrued compensation and benefits	4,662	4,738
Accrued marketing expenses	3,162	3,972
Deferred revenue	427	478
Other current liabilities	2,707	1,624

Total current liabilities	13,148	12,570
Other non-current liabilities	628	1,248

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	173,095	178,216
Treasury stock shares, at cost	(639)	(5,232)
Deferred stock-based compensation	(22)	(7)
Accumulated deficit	(17,892)	(10,755)
Accumulated other comprehensive income	412	342

Total stockholders’ equity	154,979	162,589

Total liabilities and stockholders’ equity	$168,755	$176,407

(1)	The condensed consolidated balance sheet at December 31, 2008 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Revenue:
Commission	$24,756	$29,939	$48,875	$58,143
Sponsorship, licensing and other	2,745	3,500	4,906	7,213

Total revenue	27,501	33,439	53,781	65,356
Operating costs and expenses:
Cost of revenue-sharing	432	1,318	869	2,118
Marketing and advertising (1)	9,482	12,945	19,131	26,365
Customer care and enrollment (1)	3,308	3,627	6,933	7,449
Technology and content (1)	3,504	3,828	6,983	7,413
General and administrative (1)	4,379	4,851	8,744	9,552

Total operating costs and expenses	21,105	26,569	42,660	52,897

Income from operations	6,396	6,870	11,121	12,459
Interest and other income, net	941	258	2,150	657

Income before income taxes	7,337	7,128	13,271	13,116
Provision for income taxes	3,136	3,134	5,773	5,979

Net income	$4,201	$3,994	$7,498	$7,137

Net income per share:
Basic	$0.17	$0.16	$0.30	$0.29
Diluted	$0.16	$0.16	$0.29	$0.28

Weighted-average number of shares used in per share amounts:
Basic	24,949	24,755	24,857	24,823
Diluted	26,065	25,656	26,029	25,701

(1) Includes stock-based compensation expense as follows:

Marketing and advertising	$186	$254	$333	$396
Customer care and enrollment	85	89	151	148
Technology and content	275	304	450	502
General and administrative	449	550	720	1,092

Total	$995	$1,197	$1,654	$2,138

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Operating activities
Net income	$4,201	$3,994	$7,498	$7,137
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	3,076	1,565	5,517	3,237
Depreciation and amortization	375	572	804	1,119
Amortization and accretion on marketable securities, net	—	232	—	401
Stock-based compensation expense	995	1,197	1,654	2,138
Excess tax benefits from stock-based compensation	—	(1,462)	—	(2,635)
Deferred rent	(14)	(25)	(35)	(50)
Loss on disposal of property and equipment	10	2	11	12
Changes in operating assets and liabilities:
Accounts receivable	395	913	55	(106)
Prepaid expenses and other current assets	(204)	(261)	(278)	(596)
Other assets	(39)	195	32	291
Accounts payable	169	(936)	370	(433)
Accrued compensation and benefits	580	1,001	(881)	75
Accrued marketing expenses	(29)	14	320	810
Deferred revenue	(248)	(39)	(159)	51
Other current liabilities	(620)	1,328	(415)	1,561
Other non-current liabilities	—	21	—	21

Net cash provided by operating activities	8,647	8,311	14,493	13,033

Investing activities
Purchases of property and equipment	(975)	(293)	(1,309)	(534)
Purchase of other assets	—	—	—	(1,280)
Purchases of marketable securities	(31,107)	(24,085)	(50,422)	(38,524)
Sales of marketable securities	4,020	—	8,067	1,006
Maturities of marketable securities	13,131	21,700	31,593	35,400

Net cash used in investing activities	(14,931)	(2,678)	(12,071)	(3,932)

Financing activities
Net proceeds from exercise of common stock options	595	214	1,341	360
Excess tax benefits from stock-based compensation	—	1,462	—	2,635
Repurchase of common stock	—	—	—	(4,593)
Principal payments in connection with capital lease	—	(10)	—	(19)

Net cash provided by (used in) financing activities	595	1,666	1,341	(1,617)

Effect of exchange rate changes on cash and cash equivalents	10	1	43	1

Net increase (decrease) in cash and cash equivalents	(5,679)	7,300	3,806	7,485
Cash and cash equivalents at beginning of period	90,880	94,321	81,395	94,136

Cash and cash equivalents at end of period	$85,201	$101,621	$85,201	$101,621

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

Key Metrics:	Three Months Ended June 30, 2008	Three Months Ended June 30, 2009
Operating cash flows (1)	$8,647,000	$8,311,000

IFP submitted applications (2)	103,800	121,100

IFP approved members (3)	94,300	103,400
Total approved members (4)	132,600	135,800

Total revenue (5)	$27,501,000	$33,439,000
Total revenue per estimated member for the period (6)	$48.34	$48.21

	As of June 30, 2008	As of June 30, 2009
IFP estimated membership (7)	488,300	614,800
Total estimated membership (8)	579,600	707,100

	Three Months Ended June 30, 2008	Three Months Ended June 30, 2009
Marketing and advertising expenses (9)	$9,482,000	$12,945,000
Marketing and advertising expenses as a percentage of total revenue (10)	34%	39%

Marketing and advertising expenses excluding stock-based compensation (11)	$9,296,000	$12,691,000
Marketing and advertising expenses excluding stock based compensation as a percentage of total revenue (12)	34%	38%

Other Metrics:

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	40%	43%
Marketing partners (14)	32%	33%
Online advertising (15)	28%	24%

Total	100%	100%

Acquisition cost per individual on IFP submitted applications (16)	$60.39	$73.45
Acquisition cost (excluding stock-based compensation) per individual on IFP submitted applications (17)	$59.21	$72.01

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life or student health insurance product offerings.
(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members. Does not include members transferred from Health Benefits Direct Corporation.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members. Does not include members transferred from Health Benefits Direct Corporation.
(5)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.

(6)	Calculated as total revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). Ending membership includes an estimated number of members transferred from Health Benefits Direct Corporation during 2009, net of estimated cancelations since their transfer, of approximately 30,000 members. See our 2008 Annual Report on Form 10-K – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(7)	Estimated number of members active on IFP insurance policies as of the date indicated. Amounts as of June 30, 2009 include the estimated number of members transferred from Health Benefits Direct Corporation during 2009, net of estimated cancelations since their transfer, of approximately 30,000 members. See our 2008 Annual Report on Form 10-K – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(8)	Estimated number of members active on all insurance policies as of the date indicated. Amounts as of June 30, 2009 include the estimated number of members transferred from Health Benefits Direct Corporation during 2009, net of estimated cancelations since their transfer, of approximately 30,000 members. See our 2008 Annual Report on Form 10-K – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(9)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.
(10)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by total revenue for the period (see note (5) above).
(11)	Non-GAAP marketing and advertising expenses excluding stock-based compensation for the period. See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.
(12)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (5) above). See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.
(13)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.
(14)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.
(15)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.
(16)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost.
(17)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost exclusive of the impact of stock-based compensation allocated to marketing and advertising expenses.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED JUNE 30, 2009

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended June 30, 2009
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$29,939	90%	$—	$29,939	90%
Sponsorship, licensing and other	3,500	10	—	3,500	10

Total revenue	33,439	100	—	33,439	100
Operating costs and expenses:
Cost of revenue-sharing	1,318	4	—	1,318	4
Marketing and advertising (1)	12,945	39	(254)	12,691	38
Customer care and enrollment (1)	3,627	11	(89)	3,538	11
Technology and content (1)	3,828	11	(304)	3,524	11
General and administrative (1)	4,851	15	(550)	4,301	13

Total operating costs and expenses	26,569	79	(1,197)	25,372	76

Income from operations	6,870	21	1,197	8,067	24
Interest and other income, net	258	1	—	258	1

Income before income taxes	7,128	21	1,197	8,325	25
Provision for income taxes (2)	3,134	9	424	3,558	11

Net income	$3,994	12%	$773	$4,767	14%

Net income per share:
Basic	$0.16		$0.03	$0.19
Diluted	$0.16		$0.03	$0.19

Weighted-average number of shares used in per share amounts:
Basic	24,755		24,755	24,755
Diluted	25,656		25,656	25,656

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123(R) beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.
(2)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, adjusted for estimated income tax benefit related to stock-based compensation expense.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED JUNE 30, 2008

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended June 30, 2008
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$24,756	90%	$—	$24,756	90%
Sponsorship, licensing and other	2,745	10	—	2,745	10

Total revenue	27,501	100	—	27,501	100
Operating costs and expenses:
Cost of revenue-sharing	432	2	—	432	2
Marketing and advertising (1)	9,482	34	(186)	9,296	34
Customer care and enrollment (1)	3,308	12	(85)	3,223	12
Technology and content (1)	3,504	13	(275)	3,229	12
General and administrative (1)	4,379	16	(449)	3,930	14

Total operating costs and expenses	21,105	77	(995)	20,110	73

Income from operations	6,396	23	995	7,391	27
Interest and other income, net	941	3	—	941	3

Income before income taxes	7,337	27	995	8,332	30
Provision for income taxes (2)	3,136	11	333	3,469	13

Net income	$4,201	15%	$662	$4,863	18%

Net income per share:
Basic	$0.17		$0.02	$0.19
Diluted	$0.16		$0.03	$0.19

Weighted-average number of shares used in per share amounts:
Basic	24,949		24,949	24,949
Diluted	26,065		26,065	26,065

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123(R) beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.
(2)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, adjusted for estimated income tax benefit related to stock-based compensation expense.